UNITED STATES
SECURITIES AND EXHANGE COMMISSION
Washington, DC 20549
Form 8-K

                          CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  September 9, 2003
                                                   ---------------------

              AMERICAN SPORTS DEVELOPMENT GROUP, INC.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)

                 Commission File Number 0 - 26943
                                        ---------

            Delaware                                95-4847818
    ----------------------------               -------------------
    (State or other jurisdiction                (IRS Employer
         of incorporation)                     Identification No.)

               155 Verdin Road, Greenville, SC 29607
        --------------------------------------------------
        (Address of principal executive offices)(Zip Code)

 Registrant's telephone number, including area code: 864-458-7221
                                                    --------------

                          Not Applicable
   -------------------------------------------------------------
   (Former Name or Former Address, if Changed Since Last Report)


Item 5. Other Events.
---------------------

On September 9, 2003, the Company's wholly owned subsidiary, Paintball, Inc. entered into a Letter of Intent with Accucaps Industries Limited. The letter of intent is subject to due diligence and the execution of a definitive agreement, which is subject to the approval of the Bankruptcy Court in South Carolina where the Chapter 11 proceeding relating to Paintball, Inc. is pending.

The letter of intent contemplates the sale of assets, inventory and intellectual property in the form of trade names, trade secrets, licenses and other property, for a total purchase price of $1,000,000. The transaction does not anticipate the assumption of any liabilities of Paintball, Inc. In addition, the letter of intent contemplates the execution of employment agreements with William R. Fairbanks and Douglas Brown as well as a break up fee in the event that Paintball, Inc. accepts an offer greater than $1,150,000 from a third party.

A copy of the Letter of Intent is attached to this Form 8-K as Exhibit A.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:    September 17, 2003

American Sports Development Group, Inc.
       (Registrant)

/s/William R. Fairbanks
---------------------------------------
William R. Fairbanks
Chairman of the Board of Directors

[EXHIBIT A]


                        September 9, 2003


VIA FACSIMILE AND VIA REGULAR MAIL

William E. Calloway, Esquire
Nancy E. Johnson, Esquire
Robinson Barton McCarthy Calloway & Johnson, P.A.
Post Office Box 12287
Columbia, South Carolina  29211


          Re:  Paintball, Inc. Letter of Intent


Dear Mr. Calloway and Ms. Johnson:

     Accucaps Industries Limited, or its assign (the "Purchaser"), is pleased to submit the following offer to acquire substantially all of the assets of Paintball, Inc., a South Carolina corporation, which filed bankruptcy under Chapter 11, Case Number 03-08807-jw, filed in the District of South Carolina (the "Bankruptcy Court") on July 17, 2003 (the "Seller"). In connection with the proposed acquisition (the "Acquisition"), Purchaser is prepared to move quickly with the appropriate due diligence and toward the negotiation and execution of a definitive asset acquisition agreement (the "Definitive Agreement") between Purchaser and the Seller.

     This letter, when executed by the Seller and SouthTrust Bank
(the  "Bank")  and  returned  to  Purchaser,  will  confirm   our
agreement in principle with respect to the Acquisition upon the terms and subject to the conditions set forth herein.

      1. Purchase Price and Structure. The Acquisition will be structured as a purchase of a significant portion of the assets of the Seller, including, but not limited to, (a) the furniture, fixtures, equipment and other tangible personal property (the "Fixed Assets"), (b) all of the Seller's inventory (the "Inventory"), and (c) the name "Paintball", trade names and all other intangible property including contracts, licenses, permits, processes, trade secrets and goodwill of the Seller (collectively the "Intangible Assets") (the "Fixed Assets", the "Inventory", and the "Intangible Assets" together called the "Purchased Assets"). It is not contemplated that Purchaser would purchase or assume (a) any liabilities, leases, or other obligations of the Seller; or (b) accounts receivable of the Seller. Subject to appropriate due diligence and the Definitive Agreement, the purchase price for the Purchased Assets (the "Purchase Price") will be One Million Dollars ($1,000,000.00); provided, however, the Purchase Price has been based on the Seller's financial information dated July 22, 2003 and received by the Purchaser, and to the extent due diligence indicates material changes in the quantity and condition of the Purchased Assets, the Purchaser reserves the right to adjust the Purchase Price. The Purchaser shall deliver the Purchase Price, in cash, at the closing of the Acquisition (the "Closing"). In the event that the Acquisition is consummated by the Purchaser, the Purchaser will waive its rights to collect any amounts due it or its affiliates or


        Exhibit A


subsidiaries  from the Seller which were incurred prior  to  July
17, 2003.

      2. Conduct of Business. Purchaser acknowledges that the Seller is currently operating as a debtor in possession under Chapter 11 filing with the Bankruptcy Court in South Carolina. Pending the Closing and during the due diligence period, Seller shall use its best faith efforts to preserve the Purchased Assets, including any existing business relationships between Seller and its employees, suppliers, creditors, customers, and others who transacted or are transacting business with them. Purchaser further acknowledges that the Bank is one of the creditors of Seller. In order to assist Seller with the operation of its business prior to Closing, Purchaser will provide paintball and other inventory to Seller as needed to fulfill customer orders up to a maximum amount of Three Hundred Thousand ($300,000.00) Dollars at Purchaser's normal selling prices F.O.B. Purchaser's facility ("New Inventory") provided (i) that the Bankruptcy Court, Bank and any other party having a security interest or lien in Seller's accounts receivable, inventory, and proceeds thereof agree that Purchaser's priority as a creditor of Seller with respect to the amounts due by Seller for New Inventory shall be superior to that of the Bank or any other creditor and (ii) the Bank shall continue to permit Seller to use cash collateral to provide working capital for its operations (the "Cash Collateral Facility"). Both Purchaser's Facility and the Cash Collateral Facility shall terminate and be immediately payable in full upon the earliest of:

     (i)    October 31, 2003;
     (ii) Consummation of the sale by the Seller to the Purchaser as contemplated herein;
     (iii) Seller entering a Competing Transaction (as defined herein);
     (iv)   Court approving a Superior Proposal (as defined herein).

     It is contemplated the Seller, Bank and Purchaser shall enter into a "locked box" arrangement for purposes of collecting and disbursing post-petition receivables in accordance with the foregoing.

      3. Conditions. Consummation of the Acquisition shall be subject to: (a) the negotiation and execution of the Definitive Agreement; (b) the negotiation and execution of employment agreements (the "Employment Agreements") as described in Paragraph 5 hereof; (c) the receipt of any necessary consents, assignments or approvals from third parties and governmental agencies; (d) Purchaser's satisfaction that it will, at closing, receive the Purchased Assets free and clear of any and all encumbrances; (e) satisfactory completion by Purchaser prior to the execution of the Definitive Agreement of customary due diligence investigations concerning the Seller and the Purchased Assets, the results of which are acceptable to Purchaser in its sole discretion including, but not limited to, a determination by Purchaser that the Seller's goodwill with existing customers has been maintained and will be able to be maintained through the Closing; (f) the receipt of approval of the Bankruptcy Court, by Purchaser, prior to the execution of the Definitive Agreement; and (g) Purchaser entering into a Lease Agreement with the Landlord upon terms mutually acceptable to such parties, in respect of that portion of Verdin Road, Greenville premises currently occupied by the Seller.

        Exhibit A


       Purchaser   intends   to  commence   its   due   diligence
investigations  promptly  upon  the  execution  of  this   letter
agreement.

      4. Preparation of Definitive Agreement; Due Diligence. Commencing immediately upon the execution of this letter agreement, the Seller, the Bank, and the Purchaser hereto will cooperate with each other and use their best efforts to negotiate, prepare, and execute the Definitive Agreement and all related documents as soon as possible. The parties hereto agree to negotiate the Definitive Agreement and all related documents in good faith. In connection with the negotiation and preparation of the Definitive Agreement and all related documents, upon reasonable advance notice, the Seller will cause the officers, directors, employees, and agents of the Seller to afford to Purchaser and its advisors access at all reasonable times to the properties, books, records and contracts of the Seller and will furnish Purchaser with all financial, operating and other data and information concerning the Seller as Purchaser and its advisors may reasonably request. As soon as possible after execution of this letter agreement, Purchaser will provide Seller with a detailed list of due diligence information for Seller to provide to Purchaser.

       The Definitive Agreement shall contain customary representations and warranties concerning the respective assets and operations of the Seller and Purchaser and their respective abilities to consummate the transactions contemplated hereby. The Definitive Agreement shall also provide for the survival of the representations and warranties of the parties for specified periods of time to be mutually agreed upon by the parties and that the indemnification obligations of the parties with respect to breaches of representations and warranties shall be limited to minimum and maximum amounts to be mutually agreed upon by the parties.

     5.     Employment  Agreements.   Certain  key  employees  of
Seller, including particularly Rick Fairbanks and Doug Brown, shall each enter into an employment agreement with Purchaser upon mutually acceptable terms to the parties thereto.

     6. Expenses. The Seller and the Purchaser shall each bear its own legal, accounting, and other fees and expenses in connection with this letter agreement, the negotiation of the Definitive Agreement and Employment Agreements and all related documents and the consummation of the Acquisition.

     7. Releases and Statements. The Seller, the Bank, and the Purchaser hereto will consult with each other before issuing any press release or otherwise making any public statements with respect to the Acquisition and will not issue any press release or make any other public statement prior to such consultation; and, except as may be required by law, any such press release or public statement shall be approved in advance by the Seller, the Bank, and Purchaser.

        Exhibit A


     8.    Other Transactions and Proposals.

     (a) The Bank, Fairbanks and Brown agree that they will not, directly or indirectly, through any of Seller's officers or employees, affiliates representatives, agents, or otherwise: (1) solicit, initiate, encourage, or assist in the submission of any inquiries, proposals, or offers from any corporation, partnership, person, or other entity or group relating to any acquisition, lease, operation, or purchase of any Purchased Assets of, or any equity interest in, the Seller or any form of recapitalization, transaction, merger, consolidation, business combination, spin-offs, liquidation, or similar transactions involving any or part or whole of the Purchased Assets by any entity which seeks to purchase the Purchased Assets for its use (an "Acquisition Proposal"); (2) otherwise cooperate or encourage in any way with, assist, or participate in, facilitate or encourage, any effort or attempt by any other person to make or enter into an Acquisition Proposal. If either the Bank, Fairbanks or Brown receive any unsolicited inquiry, proposal, or offer to enter into any transaction of any type referred above, he or it shall promptly inform Purchaser of the terms and conditions thereof and identify the party making such inquiry, proposal, or offer.

     (b) Except as prohibited in (a) above, Purchaser acknowledges that subsequent to the execution of this letter agreement and prior to the entry of an Order by the Bankruptcy Court, Seller, its officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents ("Seller's Agents"), may continue to seek one or more higher and better offers for all or substantially all of the Purchased Assets in an amount greater than or equal to a cash purchase price of $1,150,000.00 (a "Superior Proposal"). Seller's Agents may, directly or indirectly, take any action they deem necessary to (a) encourage, solicit, initiate or facilitate the making of any Superior Proposal, (b) enter into any agreement with respect to any Superior Proposal from any person or enter into any arrangement, understanding or agreement requiring it to abandon, terminate or fail to consummate the Acquisition or any other transactions contemplated by this letter agreement or (c) participate in any way in discussions or negotiations with, or, furnish or disclose any information to any Person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Superior Proposal. Seller may also advertise this Agreement and the sale and terms proposed herein in an effort to obtain a Superior Proposal, and send notice of this proposed sale as required by the Bankruptcy Court.

     9. Deposit. Upon execution of this letter agreement by all parties, Purchaser agrees to deposit with the Bankruptcy Court a deposit of Ninety Thousand Dollars ($90,000.00) (the "Deposit") which shall be deducted from the Purchase Price at Closing. In the event Purchaser terminates this letter agreement without cause prior to October 31, 2003, Purchaser shall forfeit the Deposit in full satisfaction of all damages, losses, costs and expenses incurred by the Seller and Seller acknowledges that it will not have any other remedy or claim against the Purchaser as a result of the sale contemplated hereunder not being consummated. If sale to Purchaser as contemplated hereunder is not consummated for any reason other than the Purchaser's wrongful termination the Deposit shall be returned to Purchaser without interest or abatement forthwith.

        Exhibit A


     10. Break-Up Fee. In the event that the Seller closes a transaction involving the Purchased Assets based upon a Superior Proposal with a party that is not the Purchaser (a "Competing Transaction") and the Competing Transaction renders the Seller unable to consummate the transactions contemplated by this letter agreement, Seller agrees to pay to the Purchaser an amount equal to One Hundred Fifty Thousand Dollars ($150,000.00) (the "Break-Up Fee"), from the proceeds of the closing of the Competing Transaction; such sum to be paid to the Purchaser as promptly as practicable following the closing of the Competing Transaction, subject to orders of the Bankruptcy Court. Upon payment of the
Break-Up Fee, the Seller shall be deemed fully released of any and all obligations and responsibilities of the Seller, financial or otherwise, that may exist under this Agreement save and except its obligation with respect to the return of the Purchaser's Deposit and payment for the post-petition supply of Products as contemplated in Paragraphs 2 and 9 hereof. The Break-Up Fee is designed to compensate Purchaser for its time and expenses in attempting to purchase the Purchased Assets, including specifically to reimburse Purchaser for expenses related to due diligence. In addition, in the event Seller closes a Competing Transaction, the Bankruptcy Court shall return the Deposit to Purchaser.

      11. Bankruptcy Court Approval. This letter agreement must be approved by the Bankruptcy Court. Nonetheless, upon its execution, the parties shall honor and, to the extent possible, comply with the provisions thereof.

      12. Binding Effect. The parties acknowledge that this letter agreement does not contain all matters upon which agreement must be reached for the Acquisition to be consummated, but agree that, except as limited by Paragraph 11 hereof and subject to the conditions of Paragraphs 3 and 8(b) hereof, this letter agreement shall be a binding commitment with respect to the Acquisition.

     13. Governing Law. This letter agreement shall be governed by and construed according to the laws of the State of South
Carolina without regard to the conflicts of law principles thereof.

     14. Acceptance of Letter. Please indicate your confirmation of this agreement in principle and your agreement to the commitments set forth herein by executing the enclosed copy of this letter and returning it to Purchaser within two (2) business days of receipt.

                         Very truly yours,

                         Accucaps Industries Limited

                         By: ___________________________________

                         Its:____________________________________

        Exhibit A


AGREED TO AND ACCEPTED
as of the date first written above

Paintball, Inc.

By:_______________________________________

Its:______________________________________


__________________________________________
Rick Fairbanks

__________________________________________
Doug Brown


SouthTrust Bank

By:_______________________________________

Its:______________________________________

        Exhibit A